Exhibit 3.01

                            CERTIFICATE OF AMENDMENT
                                       OF
                       CERTIFICATE OF LIMITED PARTNERSHIP
                                       OF
               MORGAN STANLEY DEAN WITTER SPECTRUM COMMODITY L.P.

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               PURSUANT TO SECTION 17-202 OF THE DELAWARE REVISED
                         UNIFORM LIMITED PARTNERSHIP ACT

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         The undersigned, for the purpose of amending the Certificate of Limited Partnership of Morgan Stanley Dean Witter Spectrum Commodity L.P. filed with the Secretary of State of Delaware on July 31, 1997, as amended on March 7, 2000, does hereby certify as follows:

               First.    Name of Limited Partnership. The name of the limited
          partnership is Morgan Stanley Dean Witter Spectrum Commodity L.P.

               Second.   Amendment. Article First of the Certificate of Limited
          Partnership is amended to read in full as follows:

               "First.   Name of Limited Partnership. The name of the limited
          partnership is Morgan Stanley Spectrum Commodity L.P."

         IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of Certificate of Limited Partnership as of the 1st day of November, 2001.


                                         By:  DEMETER MANAGEMENT CORPORATION,
                                              General Partner


                                         By:  /s/ Robert E. Murray
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                                              Robert E. Murray
                                              President